Exhibit 99.B(e)(3)

EXHIBIT A

Rydex Variable Trust

Rydex Funds

Dow 2x Strategy Fund

NASDAQ-100® 2x Strategy Fund

Russell 2000® 2x Strategy Fund

S&P 500 2x Strategy Fund

Inverse Dow 2x Strategy Fund

Inverse NASDAQ-100® 2x Strategy Fund

Inverse Russell 2000® 2x Strategy Fund

Inverse S&P 500 2x Strategy Fund

Inverse Mid-Cap Strategy Fund

Inverse NASDAQ-100® Strategy Fund

Inverse Russell 2000® Strategy Fund

Inverse S&P 500 Strategy Fund

Mid-Cap 1.5x Strategy Fund

Multi-Cap Core Equity Fund

Nova Fund

NASDAQ-100® Fund

Russell 2000® Fund

Russell 2000® 1.5x Strategy Fund

S&P 500 Fund

All-Cap Opportunity Fund

S&P 500 Pure Growth Fund

S&P 500 Pure Value Fund

S&P MidCap 400 Pure Growth Fund

S&P MidCap 400 Pure Value Fund

S&P SmallCap 600 Pure Growth Fund

S&P SmallCap 600 Pure Value Fund

Banking Fund

Basic Materials Fund

Biotechnology Fund

Consumer Products Fund

Electronics Fund

Energy Fund

Energy Services Fund

Financial Services Fund

Health Care Fund

Internet Fund

Leisure Fund

Precious Metals Fund

Retailing Fund

Technology Fund

Telecommunications Fund

Transportation Fund

Utilities Fund

Europe 1.25x Strategy Fund

Japan 2x Strategy Fund

Government Long Bond 1.2x Strategy Fund

Inverse Government Long Bond Strategy Fund

High Yield Strategy Fund

Inverse High Yield Strategy Fund

Multi-Hedge Strategies Fund

Commodities Strategy Fund

Strengthening Dollar 2x Strategy Fund

Weakening Dollar 2x Strategy Fund

Real Estate Fund

All-Asset Conservative Strategy Fund

All-Asset Moderate Strategy Fund

All-Asset Aggressive Strategy Fund

U.S. Government Money Market Fund

Amerigo Fund

Clermont Fund

Berolina Fund

International Opportunity Fund

Managed Futures Strategy Fund

Alternative Strategies Allocation Fund

Global Market Neutral Fund

Long/Short Commodities Strategy Fund

DWA Flexible Allocation Fund

DWA Sector Rotation Fund

Additions are noted in bold.